UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):   April 2, 2003

                 Military  Communications  Technologies,  Inc.
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             (Exact name of registrant as specified in its charter)

                                     Delaware
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                 (State or other jurisdiction of incorporation)


        000-26375                                          84-1472120
(Commission File Number)                      (IRS Employer Identification No.)

           2235  1st  Street,  Suite  216,  Fort  Meyers,  Florida  33901
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                (Address of principal executive offices) (Zip Code)

                                (941)  791-3300
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               Registrant's telephone number, including area code:

                             NetSalon  Corporation
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                   (Former name, address and telephone number)

This   Current   Report   on  Form  8-K  is  filed  by  Military  Communications
Technologies, Inc., a Delaware corporation (the "Company") in connection with the matters described herein.


ITEM  1.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     Military Communiations Technologies, Inc. ("MLTA") has recently signed a non-binding Letter of Intent with United Financial and Reinsurance ("UFR") whereby UFR will participate with some other European lenders to provide a USD $30 million Loan Facility in three tranches of US $10 million to fund the establishment of the operating company in the United States. Full details will be announced to the market upon completion of all formal documentation.

     Mr. Jeremy Norton has been retained by MLTA as the new Vice President of Finance and will also act as the Company Secretary. Mr. Norton has previously worked with the Australian Company in Australia and in the United States, and spent two weeks updating himself on the latest developments in Australia prior to his appointment and return to California where he resides. One of Mr. Norton's initial responsibilities will be to establish a representative office in Southern California capable of supporting several sales and engineering staff.

    MLTA has been advised that the Australian research and development company its affiliate MSDR has received its first order for the purchase of the company's combined SpectruCell SDR wireless operating system. The order is from a major Asian wireless network operator and was executed two weeks ago, and a deposit paid. Full details will be announced before the end of July 2003.

     The Board of Directors announced that subject to the approval of final documentation, it has approved the purchase of an additional five percent (5%) equity in the Australian technology company Military SDR Communications Technologies Pty Ltd for US $8 million to be paid for in a combination of cash and shares of MLTA. Full details will be announced upon completion.

     Mr. Lance Perry has resigned as a Director of MLTA effective the July 3, 2003. The Board of Directors thanks him for his support.

     Mr. M. Roux has resigned as Director of MLTA effective from the July 2, 2003. Mr. Roux had been considering his resignation since late March 2003 as he had been unable to attend any Board of Directors meetings due to increased responsibilities and travel commitments.

Mr. Randy Bowden has joined the Board of Diretors. Randy has been a strategic level management consultant for more than 30 years specializing in the technology industry. Working with multi-nationals and 'big 4' services firms such as HP, Unisys, IBM, Andersen and EDS, Randy has operated extensively in Asia Pacific, the US and Canada. More recently he held executive-level positions in Unisys, as Managing Principal and as a General Manager for South Pacific, including building a specialist consulting practice into a $40m per annum fee-based enterprise. His technology and management grounding began in his 13-year career with Shell. Randy has received extensive executive training in the US and has won several employer-sponsored global awards for commercial achievement. He has also successfully delivered large multi-country technology projects achieving international recognition and publication (UK Law Journal, The Economist) for business innovation. He has been a board member of several companies and trustee for a large Superannuation Fund.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MILITARY COMMUNICATIONS TECHNOLOGIES, INC.


                                           /s/ Roger May
                                           ----------------------------------
                                           Executive Director

Date: July 9th 2003